Exhibit 99.1
FOR IMMEDIATE RELEASE
Emdeon Reports Fourth Quarter and Full Year 2010 Results
•	Revenue of $275.7 million, increased 15.5% over fourth quarter 2009

•	Adjusted EBITDA of $74.1 million, increased 18.4% over fourth quarter 2009

•	Transaction growth during 2010 was 9.4% despite industry-wide healthcare utilization declines

•	Completion of Chamberlin Edmonds acquisition in fourth quarter of 2010 broadens revenue cycle management offering with leading technology-enabled government program eligibility and enrollment services

•	Expanded clinical information exchange capabilities to deliver real-time patient information at the point of care
NASHVILLE, Tenn. (March 8, 2011) — Emdeon Inc. (NYSE: EM), a leading provider of healthcare revenue and payment cycle management and clinical information exchange solutions, today announced financial results for the fourth quarter ended December 31, 2010, as summarized below:

			%			%
(In millions, except per share amts)	4Q 10	4Q 09	Change	FY 10	FY 09	Change
Revenue	$275.7	$238.6	15.5%	$1,002.2	$918.4	9.1%
Net Income	$15.0	$4.7	219.1%	$33.2	$14.0	137.1%
Earnings per share (diluted)	$0.11	$0.03	266.7%	$0.21	$0.12	75.0%
Non-GAAP Adjusted EBITDA	$74.1	$62.6	18.4%	$268.1	$240.3	11.6%
Non-GAAP Adjusted EPS	$0.25	$0.20	25.0%	$0.92	$0.87	5.7%
Non-GAAP fully diluted shares	122.6	121.0	1.3%	122.3	112.6	8.6%
“We are pleased with our financial results in the fourth quarter. Our revenue cycle management and payment services solutions continued to lead our growth with solid performance. Despite a challenging healthcare utilization environment, we continued to gain share and signed 12 new sole source payer agreements in the fourth quarter alone,” said George Lazenby, Emdeon’s chief executive officer. “In addition to our operating performance, we also closed our acquisition of Chamberlin Edmonds (CEA). This acquisition continued our strategy of expanding into technology-based services that leverage our existing healthcare information network, products and data in the area of revenue cycle management.”
Lazenby continued, “Emdeon was successful in advancing many of our strategic growth initiatives during 2010. In addition to CEA, we closed strategic acquisitions to complete our provider-based ePayment suite, expand our revenue cycle management denial and recovery services and extend our payer solutions to include strategic consulting. We also continued our momentum in the government sector through a new relationship with Noridian, which has already served to improve the visibility of our solutions in this growing area. And finally, we expanded our position in the emerging area of clinical information exchange with our national lab hub and electronic prescription network, and by entering into an exclusive relationship with LabCorp to provide a low-cost EHR Lite solution for physician practices nationwide to assist them in qualifying for HITECH stimulus dollars.”
Commenting on 2011, Lazenby added, “We are confident the investments we have made position us solidly for future growth, especially in the areas of revenue cycle management, payment integrity, payment automation and clinical information exchange. We remain focused on our strategy of layering value-added products and technology-enabled services on top of our leading health information network to drive efficiency in healthcare.”
Fourth quarter revenue was $275.7 million, an increase of 15.5%, compared to $238.6 million for the same period in 2009. GAAP operating income for the fourth quarter of 2010 was $28.1 million compared to $26.5 million for the same period in 2009, an increase of 6.0%, primarily due to margin from revenue growth offset partially by higher depreciation and amortization. Fourth quarter Adjusted EBITDA grew 18.4% to $74.1 million, or 26.9% of revenue, from Adjusted EBITDA of $62.6 million, or 26.2% of revenue, in the comparable period in 2009.
GAAP net income (before noncontrolling interest) for the fourth quarter of 2010 was $15.0 million compared to GAAP net income of $4.7 million for the same period in 2009. GAAP net income per diluted share for the fourth quarter of 2010 was $0.11 compared to $0.03 for the same period in 2009. Adjusted Net Income per fully diluted share for the fourth quarter of 2010 was $0.25, using a weighted average fully diluted share count of 122.6 million, compared to $0.20, using a weighted average fully diluted share count of 121.0 million, for the same period in 2009.
For the year ended December 31, 2010, revenue was $1,002.2 million, an increase of 9.1%, compared to $918.4 million for 2009. GAAP operating income for 2010 was $117.5 million compared to $101.0 million for the prior year, an increase of 16.3%. Adjusted EBITDA grew 11.6% to $268.1 million, or 26.8% of revenue, from Adjusted EBITDA of $240.3 million, or 26.2% of revenue, in 2009.
GAAP net income (before noncontrolling interest) for 2010 was $33.2 million compared to GAAP net income of $14.0 million in 2009. GAAP net income per diluted share for 2010 was $0.21 compared to $0.12 in the prior year. Adjusted Net Income per fully diluted share for 2010 was $0.92, using a weighted average fully diluted share count of 122.3 million, compared to $0.87, using a weighted average fully diluted share count of 112.6 million, for 2009.
A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
Financial Outlook
Emdeon currently anticipates its annual revenue, Adjusted EBITDA and Adjusted Net Income per fully diluted share for 2011 to be as follows:
•	2011 revenue to be between $1.105 to $1.135 billion

•	2011 Adjusted EBITDA to be between $300 to $310 million

•	2011 Adjusted Net Income per fully diluted share to be between $1.00 to $1.06, using a weighted average share count of 124.0 million
Notice of Conference Call and Webcast
Emdeon will conduct a conference call/webcast for investors and institutional analysts on Tuesday, March 8, 2011 at 5:00 pm Eastern Time/4:00 pm Central Time to discuss Emdeon’s financial results.
To access Emdeon’s live conference call and webcast, dial 800-299-7928 (617-614-3926 for international calls) using conference code 13253625 or visit the Investors section of Emdeon’s website: www.emdeon.com. Please go to the website at least 15 minutes prior to the event to register, download and install any necessary audio/video software to access the webcast. For those unable to listen to the live broadcast, a conference call replay will be available for one week following the conference call by calling 888-286-8010 (617-801-6888 for international calls) using conference code 43366927. A webcast replay will also be archived on Emdeon’s website for at least 30 days following the conference call.
About Emdeon
Emdeon is a leading provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers and patients in the U.S. healthcare system. Emdeon’s product and service offerings integrate and automate key business and administrative functions of its payer and provider customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of products and services, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. For more information, visit www.emdeon.com.
Forward-Looking Statements
Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which Emdeon intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: effects of competition, including competition from entities that are customers for certain of Emdeon’s products and services; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its products and services to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated products and services; pricing pressures on Emdeon’s products and services; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2009, as well as Emdeon’s periodic and other reports, filed with the Securities and Exchange Commission.
You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
# # #
Contacts:
Investor Relations
Tommy Lewis
615.932.3235
tlewis@emdeon.com

Emdeon Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except share and per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

Revenue	$275,661	$238,560	$1,002,152	$918,448
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	169,246	144,788	612,594	562,867
Development and engineering	9,670	9,503	35,515	33,928
Sales, marketing, general and administrative	30,683	28,555	111,948	113,701
Depreciation and amortization	37,667	28,270	124,721	105,321
(Gain) loss on abandonment of leased properties	304	933	(105)	1,675

Operating income	28,091	26,511	117,479	100,956
Interest income	(2)	—	(14)	(75)
Interest expense	13,284	17,921	61,031	70,246
Other	(5,144)	(519)	(9,284)	(519)

Income before income tax provision	19,953	9,109	65,746	31,304
Income tax provision	4,931	4,416	32,579	17,301

Net income	15,022	4,693	33,167	14,003
Net income attributable to noncontrolling interest	5,331	1,552	13,621	4,422

Net income attributable to Emdeon Inc.	$9,691	$3,141	$19,546	$9,581

Net income per share Class A common stock:
Basic	$0.11	$0.03	$0.22	$0.12

Diluted	$0.11	$0.03	$0.21	$0.12

Weighted average common shares outstanding:
Basic	90,362,054	90,322,841	90,100,070	82,459,169

Diluted	91,104,919	90,443,828	90,832,631	82,525,002

Emdeon Inc.
Condensed Consolidated Balance Sheets
(unaudited and amounts in thousands, except share amounts)

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$99,188	$211,999
Accounts receivable, net of allowance for doubtful accounts of $5,394 and $4,433 at December 31, 2010 and 2009, respectively	174,191	150,009
Deferred income tax assets	4,911	4,924
Prepaid expenses and other current assets	25,020	16,632

Total current assets	303,310	383,564
Property and equipment, net	231,307	152,091
Goodwill	908,310	703,027
Intangible assets, net	1,035,886	989,280
Other assets, net	9,750	1,451

Total assets	$2,488,563	$2,229,413

Liabilities and equity
Current liabilities:
Accounts payable	$4,732	$9,910
Accrued expenses	112,245	72,493
Deferred revenues	12,130	11,140
Current portion of long-term debt	12,494	9,972

Total current liabilities	141,601	103,515
Long-term debt, excluding current portion	933,749	830,710
Deferred income tax liabilities	197,355	145,914
Tax receivable agreement obligations to related parties	138,533	142,044
Other long-term liabilities	22,037	27,361
Commitments and contingencies
Equity:
Preferred stock (par value, $0.00001), 25,000,000 shares authorized and 0 shares issued and outstanding	—	—
Class A common stock (par value, $0.00001), 400,000,000 shares authorized and 91,064,486 and 90,423,941 shares outstanding at December 31, 2010 and 2009, respectively	1	1
Class B common stock, exchangeable (par value, $0.00001), 52,000,000 shares authorized and 24,689,142 and 24,752,955 shares outstanding at December 31, 2010 and 2009, respectively	—	—
Additional paid-in capital	738,888	730,941
Contingent consideration	1,955	—
Accumulated other comprehensive loss	(2,569)	(11,198)
Retained earnings	53,250	33,704

Emdeon Inc. equity	791,525	753,448
Noncontrolling interest	263,763	226,421

Total equity	1,055,288	979,869

Total liabilities and equity	$2,488,563	$2,229,413

Emdeon Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited and amounts in thousands)

	Year Ended December 31,
	2010	2009
Operating activities
Net income	$33,167	$14,003
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	124,721	105,321
Equity-based compensation expense	17,721	25,415
Deferred income tax expense (benefit)	12,236	(1,248)
Amortization of debt discount and issuance costs	12,911	11,947
Amortization of discontinued cash flow hedge from other comprehensive loss	5,800	7,970
Change in fair value of interest rate swap (not subject to hedge accounting)	(3,908)	—
(Gain) loss on abandonment of leased properties	(105)	1,675
Change in contingent consideration	(9,284)	—
Other	524	(502)
Changes in operating assets and liabilities:
Accounts receivable	(2,429)	(2,571)
Prepaid expenses and other	(12,552)	4,945
Accounts payable	(7,499)	4,731
Accrued expenses, deferred revenue and other liabilities	451	(9,234)
Tax receivable agreement obligations to related parties	95	299

Net cash provided by operating activities	171,849	162,751

Investing activities
Purchases of property and equipment	(79,988)	(48,292)
Payments for acquisitions, net of cash acquired	(251,464)	(76,250)
Other	(3,000)	1,300

Net cash used in investing activities	(334,452)	(123,242)

Financing activities
Proceeds from issuance of stock	306	147,964
Repurchase of Class A common stock	—	(1,586)
Repurchase of Units of EBS Master LLC	—	(5,373)
Proceeds from incremental term loan	97,982	—
Debt principal and sublicense obligation payments	(11,423)	(29,203)
Repayment of assumed debt obligations	(35,254)	(200)
Payments on revolver	—	(10,000)
Capital contributions from stockholders	—	203
Other	(1,819)	(793)

Net cash provided by financing activities	49,792	101,012

Net (decrease) increase in cash and cash equivalents	(112,811)	140,521
Cash and cash equivalents at beginning of period	211,999	71,478

Cash and cash equivalents at end of period	$99,188	$211,999

Emdeon Inc.
Segment Information
(unaudited and amounts in thousands)

	For the Three Months Ended December 31, 2010					For the Three Months Ended December 31, 2009
				Corporate &					Corporate &
	Payer	Provider	Pharmacy	Eliminations	Consolidated	Payer	Provider	Pharmacy	Eliminations	Consolidated
Revenue from external customers
Claims management	$49,149	$—	$—	$—	$49,149	$47,165	$—	$—	$—	$47,165
Payment services	62,483	—	—	—	62,483	55,552	—	—	—	55,552
Patient statements	—	64,307	—	—	64,307	—	67,086	—	—	67,086
Revenue cycle management	—	70,164	—	—	70,164	—	40,287	—	—	40,287
Dental	—	7,595	—	—	7,595	—	7,823	—	—	7,823
Pharmacy services	—	—	21,963	—	21,963	—	—	20,647	—	20,647
Inter-segment revenue	1,189	161	—	(1,350)	—	468	110	—	(578)	—

Net revenue	112,821	142,227	21,963	(1,350)	275,661	103,185	115,306	20,647	(578)	238,560
Costs and expenses:
Cost of operations	74,819	87,467	8,278	(1,318)	169,246	65,379	73,236	6,721	(548)	144,788
Development and engineering	3,189	4,470	2,011	—	9,670	3,505	4,011	1,987	—	9,503
Sales, marketing, general and administrative	6,681	9,662	1,450	12,890	30,683	5,342	7,643	2,608	12,962	28,555
Loss on abandonment	—	304	—	—	304	—	45	—	888	933

Segment contribution (1)	$28,132	$40,324	$10,224	$(12,922)	65,758	$28,959	$30,371	$9,331	$(13,880)	54,781

Depreciation and amortization					37,667					28,270
Interest income					(2)					—
Interest expense					13,284					17,921
Other income, net					(5,144)					(519)

Income before income tax provision					$19,953					$9,109

	For the Year Ended December 31, 2010					For the Year Ended December 31, 2009
				Corporate &					Corporate &
	Payer	Provider	Pharmacy	Eliminations	Consolidated	Payer	Provider	Pharmacy	Eliminations	Consolidated
Revenue from external customers
Claims management	$194,239	$—	$—	$—	$194,239	$184,605	$—	$—	$—	$184,605
Payment services	234,176	—	—	—	234,176	211,985	—	—	—	211,985
Patient statements	—	262,521	—	—	262,521	—	274,390	—	—	274,390
Revenue cycle management	—	198,019	—	—	198,019	—	155,112	—	—	155,112
Dental	—	31,403	—	—	31,403	—	31,513	—	—	31,513
Pharmacy services	—	—	81,794	—	81,794	—	—	60,843	—	60,843
Inter-segment revenue	3,501	402	—	(3,903)	—	902	1,498	—	(2,400)	—

Net revenue	431,916	492,345	81,794	(3,903)	1,002,152	397,492	462,513	60,843	(2,400)	918,448
Costs and expenses:
Cost of operations	283,050	303,252	30,067	(3,775)	612,594	253,473	294,700	16,668	(1,974)	562,867
Development and engineering	12,127	16,078	7,310	—	35,515	12,677	15,294	5,957	—	33,928
Sales, marketing, general and administrative	26,700	30,711	5,970	48,567	111,948	25,803	31,978	8,047	47,873	113,701
(Gain) Loss on abandonment	66	477	—	(648)	(105)	—	45	—	1,630	1,675

Segment contribution (1)	$109,973	$141,827	$38,447	$(48,047)	242,200	$105,539	$120,496	$30,171	$(49,929)	206,277

Depreciation and amortization					124,721					105,321
Interest income					(14)					(75)
Interest expense					61,031					70,246
Other income, net					(9,284)					(519)

Income before income tax provision					$65,746					$31,304

(1)	Segment contribution has been reduced by equity-based compensation expense of $5,030, $3,916, $17,721, and $25,415 for the three months ended December 31, 2010 and 2009 and for the years ended December 31, 2010 and 2009, respectively. Segment contribution without such equity-based compensation expense would have been $70,788, $58,697, $259,921 and $231,692 for the three months ended December 31, 2010 and 2009 and for the years ended December 31, 2010 and 2009, respectively.

Explanation of Non-GAAP Financial Measures
Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These items result from facts and circumstances that vary in frequency and/or impact continuing operations. In addition, management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and, in the case of Adjusted EBITDA, as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.
In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income before income tax provision (benefit), net interest expense and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).
In this release, Emdeon defines Adjusted Net Income as the sum of (i) GAAP net income, (ii) EBITDA Adjustments, (iii) non-cash interest expense and (iv) depreciation and amortization expense resulting from adjustments of assets to fair value in connection with acquisition accounting, less income taxes computed based on a normalized income tax rate. Emdeon defines Adjusted Net Income per fully diluted share as the quotient of Adjusted Net Income and weighted average shares outstanding, assuming all potentially dilutive securities (except for contingently issuable shares subject to performance conditions) are fully dilutive and outstanding shares from their date of grant or issuance.
To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of GAAP net income and GAAP net income per diluted share to the applicable non-GAAP measures of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per fully diluted share. These non-GAAP measures, as Emdeon defines them, may not be similar to non-GAAP measures used by other companies.
Management uses Adjusted EBITDA and Adjusted Net Income per fully diluted share to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes these non-GAAP measures assist Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because they remove where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operations.
Emdeon also presents Adjusted EBITDA and Adjusted Net Income per fully diluted share on a forward-looking basis as part of its Financial Outlook for 2011. Emdeon is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingent payments relating to past and possible future acquisitions, changes in the fair value of Emdeon’s interest rate swap agreement and the effect on income taxes of these and other items attributable to Emdeon’s capital structure, all of which are difficult to estimate and primarily dependent on future events.

Emdeon Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited and amounts in thousands)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

Net income	$15,022	$4,693	$33,167	$14,003
Interest expense, net	13,282	17,921	61,017	70,171
Income tax provision	4,931	4,416	32,579	17,301
Depreciation and amortization	37,667	28,270	124,721	105,321

EBITDA	70,902	55,300	251,484	206,796

Equity-based compensation	5,030	3,916	17,721	25,415
Acquisition method adjustments	49	209	254	1,398
IPO-related transaction costs	—	—	—	1,513
Facilities consolidation costs	1,796	1,964	3,347	2,541
Tax receivable agreements change in estimate	413	299	95	299
Acquisition and divestiture related costs, net	1,079	911	4,521	2,321
Contingent consideration adjustments	(5,144)	—	(9,284)	—

EBITDA Adjustments	3,223	7,299	16,654	33,487

Adjusted EBITDA	$74,125	$62,599	$268,138	$240,283

Emdeon Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income
(unaudited and amounts in thousands)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

Net income	$15,022	$4,693	$33,167	$14,003
Income tax provision	4,931	4,416	32,579	17,301
EBITDA Adjustments	3,223	7,299	16,654	33,487
Non-cash interest expense	1,619	5,108	16,367	19,918
Depreciation and amortization resulting from acquisition method adjustments	26,749	19,458	86,208	76,444

Adjusted net income before income taxes	51,544	40,974	184,975	161,153
Normalized income tax provision	20,360	16,185	73,065	63,655

Adjusted Net Income	$31,184	$24,789	$111,910	$97,498

Emdeon Inc.
Reconciliation of GAAP Net Income Per Diluted Share of Class A Common Stock to
Adjusted Net Income Per Fully Diluted Share(1)
(unaudited)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

Net income per diluted share of Class A common stock	$0.11	$0.03	$0.21	$0.12
Impact of assuming full dilution of all outstanding equity instruments for the period	0.01	0.00	0.06	0.01
Adjustments on a per share basis:
Income tax provision	0.04	0.04	0.27	0.15
EBITDA Adjustments	0.03	0.06	0.14	0.30
Non-cash interest expense	0.01	0.04	0.13	0.18
Depreciation and amortization resulting from acquisition method adjustments	0.22	0.16	0.71	0.68

Adjusted net income before income taxes	0.42	0.33	1.52	1.44
Normalized income tax provision	0.17	0.13	0.60	0.57

Adjusted Net Income per fully diluted share	$0.25	$0.20	$0.92	$0.87

(1)	The calculation of Adjusted Net Income per fully diluted share assumes the following equity-based instruments were fully converted into Class A common stock on their date of issuance:

	(shares in thousands)*
	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

Weighted average of:
Class A shares outstanding	90,747	90,323	90,622	82,459
Class B shares outstanding	24,689	24,753	24,698	25,039
Restricted stock units outstanding	657	639	683	859
Options to purchase Class A shares outstanding	6,495	5,247	6,262	4,254

Shares assumed in Adjusted Net Income per fully diluted share calculation	122,588	120,962	122,265	112,611

*	Note: Above shares include all potential securities as dilutive and outstanding except for shares issued and equity awards in connection with 2010 acquisitions and not contemplated in the shares denominator utilized in the 2010 annual Adjusted Net Income per fully diluted share financial outlook range.